EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Sweetgreen, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 14th day of February 2024.

/s/ Nathaniel Ru
Nathaniel Ru

NATHANIEL RU REVOCABLE TRUST U/T/A DATED OCTOBER 7, 2016

/s/ Nathaniel Ru
By: Nathaniel Ru, Trustee

NATHANIEL ESPINOZA RU 2014 GRAT

/s/ Jonathan Neman
By: Jonathan Neman, Trustee

RU DESCENDANTS TRUST U/T/A DATED SEPTEMBER 17, 2021; J.P. MORGAN TRUST COMPANY OF DELAWARE, TRUSTEE

By:	/s/ Nicholas Frederick
Name:	JP Morgan Trust Company of Delaware
Title:	Trustee
Its: Associate